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                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board Of Directors and
Stockholders of Viant Corporation

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43102 and 333-93171) of Viant Corporation of our reports dated February 6, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 2, 2001